Exhibit 99.1

Contango ORE Announces Joint Venture to Fund Exploration of Its Tetlin Properties

HOUSTON--(BUSINESS WIRE)--September 30, 2014--Contango ORE, Inc. (OTCBB:CTGO.PK) (the “Company”) announced today that it has entered into a Master Agreement with Royal Gold, Inc. (“Royal Gold”) for the formation of a joint venture to advance exploration and development of its Tetlin properties, subject to the approval of the Company’s stockholders to be held later this year and the satisfaction of other conditions.

The Master Agreement provides for the contribution by the Company to the joint venture of its Tetlin lease and State of Alaska mining claims near Tok, Alaska prospective for gold and associated minerals, together with other personal property, which are collectively valued at $45.7 million by the joint venture.

Upon closing of the Master Agreement, the parties will form a limited liability company to hold the joint venture assets, and the joint venture will be managed according to a Joint Venture Agreement. Royal Gold will invest $5 million initially to fund exploration activity, and will have the option to earn up to a 40% economic interest in the joint venture by investing up to $30 million (inclusive of the initial $5 million investment) prior to October 2018. The proceeds of Royal Gold’s investment will be used by the joint venture for additional exploration and development of the Tetlin properties.

The Company anticipates seeking approval of its stockholders at its annual meeting of stockholders to be held later this year. No record date or meeting date has yet been set for the annual meeting. In connection with the execution of the Master Agreement, Company stockholders holding beneficial ownership of approximately 39% of the Company’s stock have agreed to vote in favor of the Royal Gold joint venture transaction.

In connection with the Royal Gold transaction, Brad Juneau, President and CEO of the Company, said, “We are excited that Royal Gold has agreed to join our effort to expand upon the promising exploration work we have initiated on the Tetlin lease and neighboring claims covering over 750,000 acres. Royal Gold has demonstrated experience and expertise that will be invaluable in expanding upon our Chief Danny Prospect, including the Peak Zone discovery. We look forward to working with Royal Gold on this venture.”

About Contango

Contango ORE, Inc. is a Houston-based company that engages in the exploration in Alaska for gold and associated minerals. Additional information can be found on our web page at www.contangoore.com.

About Royal Gold

Royal Gold, Inc. (“Royal Gold”) is a precious metals royalty company engaged in the acquisition and management of precious metal royalties, streams and similar production based interests. Royal Gold’s portfolio consists of 201 properties on six continents, including interests on 37 producing mines and 23 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” Royal Gold’s website is located at www.royalgold.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements concerning the proposed transaction between the Company and Royal Gold, the expected timetable for completing the proposed transaction, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance. Forward-looking statements regarding the Company are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on the Company’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects,” “projects,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” “probable,” or “intends,” or stating that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and rare earth elements; the existence and extent of commercially exploitable minerals in properties acquired by the Company; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; and the possibility that government policies may change or governmental approvals may be delayed or withheld, including the inability to obtain any mining permits. Additional information on these and other factors which could affect the Company’s exploration program or financial results are included in the Company’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. The Company does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

In connection with the proposed transaction, the Company intends to file a proxy statement and other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED JOINT VENTURE. You may obtain a free copy of the proxy statement (if and when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting the Company at 713.294.8380 or the Company’s website.

CONTACT:
Contango ORE, Inc.
Brad Juneau, 713-877-1311
www.contangoore.com